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CATC                    Sri Chandran Employment Agreement


                                                                   EXHIBIT 10.11

                             EMPLOYMENT AGREEMENT

Computer Access Technology Corporation, a corporation, (hereinafter known as "CATC"), having its principal place of business at 2403 Walsh Avenue, Santa Clara, California 95051-1302, is hiring Mr. Sri Chandran, whose social security number is ___-__-____ (hereinafter referred to as "Employee"), located at 12122 Natoma Ct., Saratoga, CA 95057, as a full time employee under the following conditions:

1.     JOB DESCRIPTION

As part of CATC's technical team, Employee shall perform all functions required by CATC in connection with the development, manufacturing and technical support of its products, including but not limited to:

 .    Lead the development of end-user products including -

       .  Definition and specifications of new products

       .  Recruit and manage the development team

       .  Detailed Logic and Analog design of new products

       .  Design of enclosures and packaging

       .  Build and debug prototypes of new products

       .  Transfer CATC's products to manufacturing

       .  Develop special test equipment for final product test

       .  Manage product certifications tests (FCC, UL, etc.)

 .    Assist in generating technical, sales and marketing literature

 .    Assist in technical customer support

2.     COMPENSATION

2.1.   Salary:

Employee is paid a monthly salary starting at $10,833 ($130,000 per year) and is exempt from overtime pay. CATC's pay-day is the last day of the month.

2.2.   Bonus:

CATC will pay Employee a $10,000 achievement bonus upon successfully meeting the jointly developed goals for the first 6 months of employment. CATC may periodically pay Employee additional achievement bonuses based on the company financial performances and on Employee's meeting certain objectives as defined by CATC's management.

2.3.   Performance Reviews:

Employee will have two performance-reviews per year (every 6 months). Changes in the compensation package will be determined by CATC's management once a year and will be related to Employee's job performance and to the company revenues and profits.


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CATC                 Sri Chandran Employment Agreement


3.     BENEFITS

3.1.   Stock Option:

When joining the company, Employee will have an option to purchase 100,000 of CATC's common shares in accordance with CATC's Stock Option plan, subject to CATC Board of Directors' approval. Additional shares may be granted as part of the performance review process.

3.2.   Health Care:

Medical, Dental and Vision insurance plans are fully paid by CATC for Employee and dependents

3.3.   Pension Plan:

CATC offers its employees a 401K retirement saving plan. The company provides matching contributions to the plan (currently at 100%) at the discretion of its Board of Directors.

3.4.   Time Off:

CATC recognizes the need for employees to enjoy time away from work to relax and pursue personal activities. Employee is entitled to the following time off:

 .    16 days paid PET (Personal Excused Time) for the first year of service
     (1.33 days per month accrual). One additional day per year of service up to maximum of 20 days per year.

 .    Paid Holidays for all Holidays that CATC's offices are closed.

Employee should schedule his time off with his supervisor, providing reasonable notice so that both company and personal needs can be met.

4.     EXPENSES

CATC shall reimburse Employee for actual travel expenses incurred while in a travel status authorized in writing by CATC for reasonable amounts. Said reimbursement to cover all proper expenses including motel bills, meals, and:

     (1)  Either the cost of transportation by common carriers; or

     (2) A per-mile amount (following Government regulations) when Employee's automobile is used; and

     (3)  Other incidental expenses

5.     INVENTIONS, PATENT RIGHTS AND COPYRIGHTS

(a) Employee agrees that he will communicate to CATC's management all inventions made or conceived by him in connection with the performance of the work contemplated by this Agreement and that he will, without further consideration, assign all right, title and interest in such inventions to CATC and will assist CATC and its nominees in every proper way (entirely at CATC expense) to obtain for its own benefit patents for such inventions in any and all countries, the invention to be and remain the property of CATC and its nominees, whether patented or not.

(b) Inventions referred to in the above paragraph means any invention, improvement, or discovery (whether or not patentable) conceived or actually reduced to practice either in the


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CATC                          Sri Chandran Employment Agreement


performance of the experimental, developmental, or research work contemplated by this Agreement.

(c) Employee agrees that all writings produced by Employee under this contract shall be the sole property of CATC and CATC shall have the exclusive right to copyright such writings in any country or countries.

6.   CATC'S TRADE SECRETS

Employee agrees he will not, either during or subsequent to the term of this Agreement, directly or indirectly, divulge to unauthorized persons any secret or confidential know-how or other information acquired through his association with CATC, including work in connection with any contract for any department of the United States Government or other customer, and not known to the industry or recognized as standard practice, whether acquired or developed by him during the term of this Agreement or obtained from other employees; and that he will not, either during or subsequent to the term of this Agreement, directly or indirectly, publish or disclose to any third party any such information without written authorization from CATC to do so, nor will he use such information apart from CATC's business without approval of CATC.

7.   TRADE SECRETS OF OTHERS

Employee represents that his performance of all of the terms of this Agreement and as a Employee to CATC does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his execution of this Agreement with CATC, and he will not disclose to CATC, or induce CATC to use, any confidential or proprietary information or material belonging to any previous employer or others. Employee agrees not to enter into any agreement either written or oral in conflict herewith.

8.   EMPLOYMENT TERMS

The Company and Employee acknowledge that Employee's employment will be at-will, as defined under applicable law. If Employee's employment terminates for any reason, Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company's established employee plans and practices or pursuant to other agreements with the Company.

9.   MISCELLANEOUS PROVISIONS

     (a)  Waiver.   No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Employee and by an authorized officer of the Company (other than Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

     (b)  Whole Agreement.    No agreements, representations or understandings
(whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered by either party with respect to the subject matter hereof.

     (c)  Choice of Law.   The validity, interpretation, construction and
performance of this


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CATC                   Sri Chandran Employment Agreement


Agreement shall be governed by the laws of the State of California as applied to agreements entered into and performed within California solely by residents of that State.

     (d)  Withholding.   All payments made pursuant to this Agreement will be
subject to withholding of applicable income and employment taxes.

10.  EFFECTIVE DATE

This Agreement is effective as of 8 January 1998.

11.  ENTIRE AGREEMENT

This Agreement embodies the entire agreement and understanding which exists among and between the parties relating to the subject matter. There are no agreements, representations, warranties or statements with respect to the subject matter hereof except as expressly set forth herein.

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Computer Access Technology Corp.                          Employee
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Signature /s/ Dan Wilnai                     Signature: /s/ Sri R. Chandran
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              Dan Wilnai, President          Name SRI R. CHANDRAN
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              8 January 1998                 Date 1.16.98
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                                                    Start Date: February 2, 1998



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